Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Share Option Scheme of China Mobile Games and Entertainment Group Limited of our report dated April 29, 2015, with respect to the consolidated financial statements of China Mobile Games and Entertainment Group Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

April 30, 2015